Compliance Manual

November 24, 2023

BlackRock

BlackRock Compliance Manual

Effective Date: November 24, 2024

Contents

Executive Summary

4

1.

BlackRock

4

Objective and Scope

4

Policy / Document Requirements and Statements

5

2.

General Compliance Policies

5

2.1.

The BlackRock Compliance Program

5

2.2.

Business Continuity Management and Disaster Recovery Programs

5

2.3.

Information Security Policies and Procedures

5

2.4.

Record Retention

6

3.

Employee Conduct

6

3.1.

Code of Business Conduct and Ethics

6

3.2.

Reporting Potential Illegal or Unethical Conduct

6

3.3.

Confidentiality and Employment Policy

6

3.4.

Outside Activities

7

3.5.

Board Representation

7

3.6.

Gifts and Entertainment

7

3.7.

Political Contributions

7

3.8.

Anti-Bribery and Corruption

8

3.9.

Global Fraud Policy

8

3.10.

Global Sanctions Policy                                                                                                                         8

3.11.

Anti-Money Laundering Policy                                                                                                               9

3.12.

Use of Email and Instant Messages                                                                                                       9

3.13.

Clawback Policy                                                                                                                                  10

4.    Employee Investments

10

4.1.

Personal Trading Policy

10

4.2.

Insider Trading Restrictions

10

4.3.

BlackRock Common Stock

10

4.4.

Private Investments

11

4.5.

Section 16 Reporting Requirements for Directors, Executive Officers, and Greater than 10% Stockholders of BlackRock, Inc. and Publicly Traded Funds11

5.

Corporate Conduct

11

5.1.

Public Company Reporting Requirements

11

5.2.

Fair Disclosure

12

5.3.

Disciplinary Events and Investment Related Litigation

12

5.4.

Contact by Regulators

12

5.5.

Charitable Contributions

13

5.6.

Media Policy

13

5.7.

Social Media

13

5.8.

Trademarks, Copyrights and Patents

13

6.

Investment Management

13

6.1.

Global Investment and Trading Allocation Policy

13

6.2.

Trade Revisions

14

6.3.

Transactions with Affiliates

14

6.4.

Information Barriers

14

6.5.

Expert Networks

14

6.6.

Order Execution

15

6.7.

Use of Commissions / Payment for Research

15

6.8.

Section 13 Reporting

15

6.9.

Short Sales (Regulation M Rule 105 Compliance)

15

6.10.

Political Intelligence Firms

15

6.11.

Long / Short Strategy

16

6.12.

Crossing

16

6.13.

US Treasury Regulations

16

6.14.

Proxy Voting

16

6.15.

Portfolio Compliance

16

6.16.

Portfolio Pumping and Window Dressing

17

7.

Products and Clients

17

7.1.

General Fiduciary Duty

17

7.2.

Registration, Licensing, and Testing Requirements

17

7.3.

Marketing Materials

18

7.4.

Advisory Agreements with BlackRock’s Investment Advisers

18

7.5.

Form ADV

19

7.6.

Solicitation Arrangements and Referral Fees

19

7.7.

Custody

20

7.8.

Customer Complaints

20

7.9.

Privacy

20

7.10.

Participating Affiliate Arrangements

21

7.11.

Foreign Wrapped Funds No Action Relief Policy

21

8.

US Fund Policies

21

8.1.

Relations with Prospective Investors and Shareholders

22

8.2.

Relations with Broker-Dealers and Other Financial Institutions

23

8.3.

Matters Relating to Corporate Governance

23

9.

Legal Issues

23

9.1.

Agreements

23

9.2.

Use of Outside Counsel

24

10.

Non-US Activities

24

11.

Compliance Responsibilities

25

12.

Definitions

25

Executive Summary

1.

BlackRock

BlackRock, Inc. and its subsidiaries (collectively, “BlackRock”), including but not limited to its US registered investment adviser subsidiaries – BlackRock Financial Management, Inc., BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock International Limited, BlackRock Realty Advisors, Inc., BlackRock Investment Management, LLC, BlackRock Fund Advisors, Aperio Group, LLC, FutureAdvisor, Inc., BlackRock (Singapore) Limited and BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG – and its trust company subsidiary, BlackRock Institutional Trust Company, N.A., are engaged primarily in the business of providing investment advisory and investment management services to various types of clients, including the BlackRock open- and closed-end mutual funds, and exchange-traded funds, private funds, collective trust funds, Sub-Advised Funds, institutional investors, pension plans, corporations, foundations and individuals.

As a public company, and primarily related to its investment advisory business, BlackRock is highly regulated. In particular, BlackRock is subject to regulation under the Advisers Act, the 1940 Act, the Securities Laws, ERISA, and the Commodities Act, as well as the laws of many jurisdictions outside the United States and the rules of regulatory agencies including the SEC, FINRA, the OCC and, as applicable, regulatory agencies in foreign jurisdictions.

Applicable laws broadly prohibit fraudulent, manipulative or deceptive market activities of any kind, either directly or indirectly, in connection with any security or derivative instrument (including, but not limited to, equities, debt, security-based swaps, swaps and futures). Importantly, violations may occur regardless of whether the conduct in question was intended. All BlackRock employees, when engaging in transactions on behalf of BlackRock’s clients, are expected to comply with all applicable anti-fraud and manipulation rules. In addition, as a public company, BlackRock is subject to regulation and oversight by the SEC and the NYSE.

Compliance with the policies and procedures set forth in this Manual is mandatory, and any violation by BlackRock personnel may be cause for significant sanctions, including termination of employment.

Objective and Scope

BlackRock sets high ethical and professional standards for employee conduct. As such, BlackRock’s reputation for integrity is one of its most important assets. Each BlackRock employee – regardless of the employee's position or seniority – is responsible for understanding and upholding these standards.

This Manual outlines significant policies and procedures that have been adopted by BlackRock, each of which can be found in the Policy Library, available via 1BLK. The policies and procedures should be referenced for additional details and Legal & Compliance should be consulted with any questions. In the event of any conflicts between the Manual and any separate compliance manual or supplement, employees should consult Legal & Compliance for guidance.

Certain policies described in this Manual apply to every employee of BlackRock regardless of their location. BlackRock employees outside the US may be subject to separate compliance manuals and policies relevant to the non-US jurisdiction where they are located, in addition to this Manual. These non-US manuals should be read in conjunction with this Manual. Some policies may need to be modified and additional policies implemented to reflect local requirements. Local requirements must be adhered to instead of, or in addition to, those requirements described herein. In the event of any conflicts between the Manual and local law, regulation, or policies, Legal & Compliance will determine which shall govern based on the facts and circumstances of the conflict. For non-US jurisdictions, employees should refer to their local compliance manuals and regional documents available in the Policy Library.

BTC maintains a separate compliance program relating to BTC's status as a limited purpose national trust company, regulated by the OCC. Employees whose activities relate to BTC products and services are subject both to the BTC US Compliance Manual with respect to trust company activities as well as this Manual with respect to advisory, corporate, and other activities to the extent they're not addressed in the BTC US Compliance Manual.

These policies and procedures are designed to assist BlackRock and its employees regarding compliance with the laws and regulations applicable to BlackRock’s business activities. This Manual is only a guide. It cannot and does not attempt to cover all possible situations that may arise in the conduct of BlackRock’s business.

BlackRock expects that employees may from time to time be unsure about the Manual’s application in particular circumstances. Any questions regarding compliance issues or the application of this Manual to particular circumstances should be directed to the employee's supervisor or Legal & Compliance.

Policy / Document Requirements and Statements

2.

General Compliance Policies

2.1.

The BlackRock Compliance Program

Rule 206(4)-7 under the Advisers Act requires each adviser registered with the SEC to adopt and implement written policies and procedures reasonably designed to prevent violation of the Advisers Act by the adviser or any of its directors, officers, employees, or other supervised persons. Rule 206(4)-7 also requires that each registered adviser designate an individual as its chief compliance officer (“CCO”), who will be responsible for administering the policies and procedures adopted under Rule 206(4)-7. Legal & Compliance is responsible for supporting the CCO in overseeing the compliance program.

Ultimate responsibility for meeting BlackRock’s compliance requirements rests with BlackRock’s employees. Therefore, it is important that each BlackRock employee immediately notify the CCO of any actual or imminent compliance violation, or if the employee believes there is a weakness in any of BlackRock’s compliance procedures, so that any confirmed weakness can be remedied promptly. See Section 3.2 below for information relating to the Global Policy for Reporting Illegal or Unethical Conduct.

2.2.

Business Continuity Management and Disaster Recovery Programs

BlackRock has an active Business Continuity Standard that is designed to facilitate business continuity in the event of a business disruption or technology disaster. BlackRock’s Enterprise Risk Committee (“ERC”) is responsible for overall governance of BlackRock’s business continuity management program. BlackRock’s Business Continuity Management (“BCM”) team manages the program. The Enterprise Resilience Program Summary discusses BlackRock’s BCM and technology disaster recovery (“DR”) programs, including that redundancy is the focal point of BlackRock’s DR program and that applications are maintained in both primary and secondary data centers while data is replicated in near real time. BlackRock’s Technology and Risk Management executives provide oversight and governance to the DR program, which is managed by the BCM team.

2.3.

Information Security Policies and Procedures

BlackRock’s information security department maintains the confidentiality, integrity, and availability of BlackRock’s technology and information assets. BlackRock considers information security to be of paramount importance and an essential cornerstone of its operations. As a result, BlackRock has adopted the Corporate Information Security and Acceptable Use of Technology Policy and certain other related documents, all of which are available in the

Policy Library, that are designed to provide general principles and specific direction on the appropriate and inappropriate use of technology and information.

2.4.

 Record Retention

The Global Records Management Policy governs BlackRock’s responsibilities to maintain and dispose of Records and Non-records in accordance with applicable legal, regulatory and business requirements. Furthermore, it establishes a framework to meet these requirements, including specific records retention requirements documented in the Global Records Retention Schedule to mitigate the risk of non-compliance with recordkeeping laws and regulations and to mitigate risk. BlackRock personnel, including contingent workers, are required to comply with the Global Records Management Policy, the Global Records Retention Schedule and any additional recordkeeping procedures/guidelines applicable to particular jurisdictions in which BlackRock operates.

3.

 Employee Conduct

3.1.

Code of Business Conduct and Ethics

BlackRock’s reputation for conducting its business activities in the highest ethical and professional manner is one of its most important assets and has been instrumental in its business success. Each BlackRock employee – whatever the employee's position or seniority – is responsible for continuing to uphold these high ethical and professional standards.

BlackRock’s Code of Business Conduct and Ethics (the “Code”) sets out basic principles designed to guide employees in the course of their business activities and practices. BlackRock has adopted a Global Conflicts of Interest Policy that governs the responsibility of BlackRock and its employees to place clients’ interests first and to identify and manage any conflicts of interest inherent to BlackRock’s business. All employees must conduct themselves in accordance with the requirements of the Global Conflicts of Interest Policy and the Code, and seek to avoid even the appearance of improper behavior.

3.2.

Reporting Potential Illegal or Unethical Conduct

Every BlackRock employee is required to report any potential illegal or unethical conduct about which they become aware in accordance with the Global Policy for Reporting Potential Illegal or Unethical Conduct. Employees may report their concerns by contacting the Business Integrity Hotline or the Business Integrity Reporting Website, accessible via 1BLK, to a Managing Director in Legal & Compliance, or as outlined in any applicable local procedure. Employees may also report potential violations of law directly to a regulator or government authority. Reports made in accordance with applicable firm policy and procedures can be made without fear of dismissal or retaliation of any kind. BlackRock does not tolerate retaliation and takes seriously concerns and claims about such activity. Reports are treated confidentially to the extent reasonably possible or if required by law. Reports can be made anonymously via the Business Integrity Hotline or the Business Integrity Reporting Website.

3.3.

Confidentiality and Employment Policy

BlackRock frequently obtains confidential or sensitive information from its clients and/or prospective clients, business partners and/or business counterparties. BlackRock employees also receive, in the ordinary course of their employment, confidential or proprietary information regarding BlackRock and its business. It is critical, therefore, that all matters relating to the business of BlackRock and its clients’ affairs be held in strictest confidence.

Consequently, each BlackRock employee must comply with the Global Confidentiality Policy and must sign and comply with the confidentiality provisions applicable to their region, for example, the U.S. Employees (excluding California) – Confidentiality and Employment Policy, at the time of their employment.

3.4.    Outside Activities

As an investment adviser and fiduciary, BlackRock and its employees have a duty to act solely in the best interests of BlackRock’s clients. Therefore, BlackRock has adopted a Global Outside Activity Policy which states that as a general rule, outside activities of employees may not (i) create any material conflicts of interest (or even the appearance of any conflict) with BlackRock’s business interests and its duties to its clients such that it cannot be appropriately managed by BlackRock and/or its employee(s), (ii) negatively impact BlackRock’s reputation, (iii) be undertaken during working hours in a manner that impairs an employee's ability to fulfil their role and responsibility at BlackRock or (iv) suggest in any way that BlackRock is associated with or supportive of the relevant applicable business/organization, including but not limited to, conducting outside business/ company related activities on BlackRock premises. While BlackRock encourages all employees to be involved in activities outside of the workplace, employees must obtain pre-approval from their direct line manager and then from Compliance. In certain instances, Compliance may engage with the Outside Activity Review Committee and senior management for review and approval. Consult the Policy for additional information.

3.5.

Board Representation

BlackRock personnel generally may not serve on the board of directors (“Board”) or other governing board of a public company. Service on any Board or other governing board of any company or entity, including Board roles conducted at the request of BlackRock, must be pre-cleared as required under BlackRock’s Global Outside Activity Policy, as described in Section 3.4 above. BlackRock personnel should consult the Policy before entering into any discussions about serving on another entity’s governing board. When an employee serves on the Board or other governing board of a public company: (i) Legal & Compliance will restrict personal trading and client account trading (e.g., by the investment team of the employee), as appropriate, and (ii) the employee will be restricted from participating in any portfolio investment decisions on behalf of a BlackRock client regarding securities of that company. In addition, BlackRock employees cannot serve on the boards of two competing companies and may be prohibited from serving on the board of a company if another employee is on the board of a competitor to that company.

3.6.

Gifts and Entertainment

As a regulated entity, BlackRock and its employees are subject to strict laws and regulations governing the receipt and provision of gifts and entertainment. The Global Gifts and Entertainment Policy establishes the global framework for the receipt and provision of gifts and entertainment between any third party and BlackRock employees and requires that employees report all gifts and entertainment received and provided. Employees are required to avoid receiving or providing any gift or entertainment that may create, or give the appearance of, a conflict of interest, and are prohibited from offering, promising, giving or receiving anything of value, either directly or indirectly, to improperly obtain or retain business. Line manager pre-approval is required before receipt or provision of a gift or entertainment where the value of the gift or entertainment is above a specific monetary threshold or where local requirements necessitate. In addition, employees should be aware that certain clients, especially those associated with governments, public or private pension plans, and those regulated by FINRA, such as brokers or registered representatives, may have contractual, regulatory and/or other limitations on their ability to receive gifts or entertainment.

3.7.

Political Contributions

Several U.S. federal, state, and local laws govern contributions to political candidates, parties, and governmental officials. In addition, certain contributions or activities could be deemed “lobbying” of public officials and subject to regulation under federal, state or local law. Failure to comply with these laws could result in serious penalties for BlackRock or the employee involved. To comply with these laws and to avoid any actual or perceived conflict of interest, BlackRock has adopted a Global U.S. Political Contributions Policy, which governs the U.S. political contributions and U.S. political activities of all employees. Under this Policy, employees are prohibited from making, directing, or soliciting any other person to make, a political contribution or provide anything else of value for the purpose of obtaining or retaining business and must pre-clear all U.S. political contributions and activities with Legal & Compliance via the Political Contributions Platform before making or soliciting such political contributions or engaging in related activities.

3.8.

Anti-Bribery and Corruption

BlackRock is subject to the US Foreign Corrupt Practices Act of 1977 ("FCPA"), the UK Bribery Act 2010 (“UKBA”), and other anti-bribery or anti-corruption laws and regulations where business operates. BlackRock also recognizes the importance of international treaties which encourage international cooperation across multiple jurisdictions.

BlackRock’s reputation for integrity is one of its most important assets, and compliance with anti-bribery and corruption laws is fundamental to business conduct. BlackRock has zero tolerance for bribery and corruption: all improper payments in dealings with public officials or private individuals are strictly prohibited, as is offering or giving anything of value for a corrupt purpose. To provide guidance to employees, BlackRock has adopted the Global Anti-Bribery and Corruption Policy, which prohibits offering, promising, giving and receiving, or authorizing others to give or receive anything of value, either directly or indirectly, to any person in order to influence official action, to improperly obtain or retain business, to otherwise gain an improper business advantage for BlackRock, or which could constitute a bribe or corrupt payment.

All BlackRock employees, contingent workers, and third parties acting on behalf of BlackRock are expected to comply with the Policy and related procedures, which are designed to promote compliance with applicable laws throughout our global operations. Noncompliance with applicable anti-bribery and anti-corruption laws and regulations can result in criminal and civil penalties against BlackRock and its employees.

3.9.

Global Fraud Policy

BlackRock is committed to a strong anti-fraud culture and to preventing, detecting, and responding to fraud. The Global Fraud Policy establishes guidelines and responsibilities for BlackRock and its subsidiaries to aid in the prevention of, detection of, and response to fraud against BlackRock or BlackRock’s clients.

Any actual fraud or suspicions of fraud must be reported as set out in the Policy.

Employees who commit fraud will be subject to disciplinary action, including possible termination of employment.

3.10.

Global Sanctions Policy

BlackRock and its employees and contingent workers must comply with relevant financial, economic and trade sanctions laws and regulations (“Sanctions”) as administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and other agencies, the European Union (“EU”), the United Nations Security Council (“UN”), the United Kingdom (“OFSI”) and other applicable jurisdictions (“Sanctions”). Additionally, BlackRock complies with all applicable local sanctions laws and regulations in all jurisdictions in which it operates, as set out in the Global Sanctions Policy (“Policy”). If compliance with particular Sanctions is in contravention of applicable local law, this conflict must be escalated promptly to a member of the Global Financial Crime team, who will advise BlackRock’s Global Head of Sanctions.

Non-compliance with applicable Sanctions may subject BlackRock and its employees to civil and/or criminal liability, which may result in imprisonment for employees, fines, loss of reputation, public reprimand, limitation on business, and other serious consequences. Inadvertent breaches of Sanctions may still attract fines and liability for BlackRock and individuals. Employees who violate this Policy will be subject to disciplinary action, including possible termination of employment and government enforcement action.

3.11.    Anti-Money Laundering Policy

As a regulated financial institution, BlackRock has an obligation to maintain an anti-money laundering (“AML”) and counter terrorist financing program.

Money laundering involves disguising illicit funds so they can be used without detection of the illegal activity that produced them. Through money laundering, the criminal transforms monetary proceeds derived from criminal activity into funds with an apparently legal source.

Terrorist financing includes the financing of terrorist acts and of terrorists and terrorist organizations. A terrorist financing scheme may involve funds from legitimate activities that are layered to disguise their ultimate destination and then placed into the hands of terrorist groups or individuals. BlackRock does not tolerate financial crime and takes significant efforts to mitigate our exposure to it. As part of those efforts, we maintain a global AML/counter terrorist financing program to help protect both our clients and the firm. The program includes the Global Anti-Money Laundering and Counter Terrorist Financing Policy (the “AML Policy”), which articulates measures we take to protect against exposure to money laundering. Non- compliance with AML and counter terrorist financing requirements can result in both civil and criminal liability.

All employees have an obligation under the AML Policy to refer any potentially suspicious activity to the Financial Crime team or their local money laundering reporting officer.

It is against the law and this Policy for any employee (including contingent workers) to commit, aid, or abet financial crimes. Employees who violate the AML Policy or its related policies and procedures may be subject to disciplinary action, including possible termination of employment. You may direct any questions to a member of the Global Financial Crime team or your local compliance officer.

3.12.

Use of Email and Instant Messages

The Advisers Act and the 1940 Act requires BlackRock to retain communications, including emails, and other forms of electronic communications. Employees of BlackRock’s investment advisory subsidiaries must retain emails that constitute books and records subject to retention requirements such as email or instant message communications pertaining to investment recommendations, predecessor performance of accounts at previous investment adviser firms, marketing material, advertisements, and other communications sent to more than one person or entity (or one-on-one communications that: i) contain hypothetical performance sent proactively to a non-private fund investor or ii) pertain to compensated testimonials or endorsements), and email or instant message communications pertaining to the placing or execution of any order to purchase or sale of a security and the receipt, disbursement or delivery of funds or securities. BlackRock has adopted a Global Chat Room Usage Policy which provides guidance on the use of electronic chat rooms as a means of communication of financial market or trading information between BlackRock, its affiliates, and external third parties, which may only be conducted through firm- authorized systems. BRIL and BES are registered broker-dealers, and are subject to the email retention requirements of the 1934 Act. All email messages (both internal or external) sent or received by employees who have FINRA licenses registered with any of the above broker-dealers that pertain to broker-dealer business must be retained as required under applicable rules. The broker-dealers have adopted email retention policies as part of their written supervisory procedures, which are available in the Policy Library. For additional information concerning the use of emails and instant messages consult the Global Communications Policy and the Global Electronic Communications Policy , which were adopted by BlackRock and applies to all internal and external written communications (e.g., email, chat) made by employees of BlackRock in the course of performing their duties as employees of BlackRock.

3.13.    Clawback Policy

BlackRock has adopted a Clawback Policy so that, in the event that the Board of Directors determines that a current or former employee has engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements, the Board will review all performance-based compensation awarded to or earned by that employee on the basis of performance during fiscal periods by the restatement. If the Board determines that performance-based compensation would have been lower (or zero) had it been based on the restated financial statements, the Board will consider whether to seek recoupment on behalf of BlackRock from that current or former employee of all or any portion of such performance-based compensation (including any appreciation thereon) as it deems appropriate after a review of all relevant facts and circumstances. The Board will determine the appropriate means by which recoupment will be achieved, including but not limited to, requiring the employee to pay such amount to BlackRock, by set-off, or by such other means or combination of means as the Board determines to be appropriate (including bringing legal action against such current or former employee).

4.

 Employee Investments

4.1.

Personal Trading Policy

BlackRock employees must place the interests of clients first and avoid any transactions, activities or relationships that might interfere or appear to interfere with the ability to make decisions in the best interests of the clients of the firm. The Global Personal Trading Policy governs the personal trading and investment by all employees and, subject to applicable law, their spouses, domestic partners, financially dependent children, and any other person on behalf of whom they make investment decisions. Subject to certain exceptions, the Policy requires that employees use approved brokers, disclose their brokerage and investment accounts and pre-clear transactions via the personal trading platform, and comply with blackout restrictions and short-term trading restrictions.

In addition, investments by BlackRock employees in the BlackRock mutual funds are subject to the Policy Regarding Certain Trading Activity in Shares of the BlackRock Open-End Funds, which is discussed further below. All BlackRock employees are required to make any purchases of shares of the BlackRock open-end mutual funds (except for shares held in the BlackRock 401(k) Plan) directly through the Fund’s transfer agent, BNY Mellon Investment Servicing (US) Inc., or in an account at Merrill Lynch, Fidelity, Charles Schwab, or UBS. BlackRock monitors these accounts for inappropriate trading activity.

4.2.

Insider Trading Restrictions

Applicable laws and regulations prohibit behaviors that lead to market abuse, including the use of material nonpublic information (“MNPI”) in trading securities – whether the trades are executed for client accounts or for a personal securities account. All BlackRock employees (and certain members of their immediate families) must comply with the procedures set forth in the Global Personal Trading Policy and the Global Insider Trading Policy when engaging in securities transactions for their personal accounts. These policies contain procedures designed to protect BlackRock and its employees from entering into transactions that may not comply with applicable regulations or may raise the appearance of impropriety.

4.3.

BlackRock Common Stock

The Global Insider Trading Policy also discusses the trading of BlackRock securities. As BlackRock is a publicly traded company, BlackRock employees have an obligation to comply with various regulations applicable to the trading of BlackRock securities. Employees are prohibited by law from buying or selling BlackRock securities or any other company’s securities when in possession of MNPI with respect to those securities or companies, whether for their own account, a family member’s account, organization or firm account, or for a client’s account. In addition, if an employee has MNPI, they are prohibited from “tipping” or disclosing such information to others.

Pursuant to the Policy, Legal & Compliance may determine and announce a trading window during which employees not in possession of MNPI may trade in BlackRock securities (upon pre-clearance approval). Typically, the trading window for employees opens at the beginning of the second full trading day following the public release of quarterly financial information and closes at the end of the second trading day of the last month of the quarter for which such quarterly financial information was released. Employees should note that the announcement of the opening of the trading window by Legal & Compliance does not constitute pre-clearance to trade and that each transaction in BlackRock securities must be pre-cleared in accordance with the Global Personal Trading Policy.

Please consult the Policy before transacting in BlackRock securities.

Section 16 of the 1934 Act (“Section 16”) provides for the disgorgement of profits realized on short-swing trading on BlackRock common stock by certain insiders and imposes reporting requirements on certain insiders with respect to their ownership of BlackRock common stock. Employees who are insiders under Section 16 will be notified by BlackRock. Any BlackRock employee who files Section 16 reports with the SEC is prohibited from hedging and pledging BlackRock securities as set out in the Policy. See Section 4.5 below for additional requirements with respect to Section 16 reporting requirements. In addition, see below for the requirements of Section 16 relating to the BlackRock closed-end funds.

4.4.

Private Investments

BlackRock employees may, from time to time, wish to make investments in private, unregistered securities or funds. In certain instances, these private investments may involve co-investing contemporaneously with BlackRock advisory accounts. Consequently, BlackRock has adopted a Global Employee Private Investments Policy, which requires Legal & Compliance pre-approval of employee private investments and, if permitted by BlackRock, investment in a manner consistent with the fiduciary duties and responsibilities owed to BlackRock, its shareholders, funds, and advisory accounts.

4.5.

Section 16 Reporting Requirements for Directors, Executive Officers, and Greater than 10% Stockholders of BlackRock, Inc. and Publicly Traded Funds

As BlackRock is a publicly traded company, its directors, executive officers, and 10% owners are subject to the short- swing profit rules and reporting requirements of Section 16. These rules and reporting requirements are detailed in the Section 16 Reporting Requirements.

As discussed above, BlackRock is also subject to the Section 16 short-swing profit and reporting requirements with respect to shares of the BlackRock Closed-End Funds. The 1940 Act also subjects each BlackRock Closed-End Fund’s directors, officers, portfolio managers, analysts, and any other BlackRock affiliated persons that perform investment Policy making functions for the BlackRock Closed-End Funds to the Section 16 short-swing profit and reporting requirements. These rules and reporting requirements are detailed in the Stockholder Reporting Requirements for “Insiders” of Publicly Traded BlackRock Closed-End Funds (Section 16).

5.

Corporate Conduct

5.1.

Public Company Reporting Requirements

BlackRock, Inc., as a public company listed on the NYSE, is subject to the filing and reporting requirements of the 1934 Act, the Sarbanes-Oxley Act of 2002, and the rules of the NYSE. BlackRock has adopted a Disclosure Controls and Procedures Policy to address the disclosure requirements applicable to BlackRock in its publicly filed reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and annual reports. The Policy establishes a disclosure committee charged with evaluating and maintaining disclosure controls and procedures designed to result in the timely reporting of required information that is materially accurate and complete and otherwise complies with applicable disclosure requirements.

5.2.

Fair Disclosure

BlackRock, as a publicly held company, is obligated under the applicable securities laws and regulations to provide fair disclosure of material information to the public marketplace for its securities. In particular, Regulation FD (Fair Disclosure) under the 1934 Act prohibits selective disclosure of MNPI to certain securities holders or other market participants by certain officials of public companies. To help comply with these requirements, BlackRock has adopted a Fair Disclosure Policy. This Policy governs the disclosure to persons outside BlackRock of information regarding BlackRock and its operations. Generally, only certain persons designated in this Policy may disclose MNPI regarding BlackRock outside of BlackRock, and they must do so in accordance with the procedures set forth in this Policy. In addition, the BlackRock Closed-End Funds and business development companies (“BDCs”), as publicly- traded companies, are also subject to Regulation FD and each has adopted a Fair Disclosure Policy that designates certain officers who are permitted to communicate with the investment community.

5.3.

Disciplinary Events and Investment Related Litigation

As an investment advisor, BlackRock is required to disclose to the SEC and other regulatory bodies relevant disciplinary history of its employees (as more fully set out in the Advisers Act, disciplinary history includes: criminal convictions; pleas of guilt or no contest in criminal proceedings; criminal charges relating to an investment-related business; and certain other criminal, civil, administrative and SRO proceedings). In addition, as an issuer of unregistered private funds, BlackRock relies on certain exemptions1 that require, generally, that persons associated with those funds not be the subject of disqualifying events (a “disqualifying event”, generally, includes: any violation of laws or regulation governing the securities, financial services, banking, or insurance industries or any suspension from membership in associations in such industries), as discussed in greater detail in the Global Employee Self- Reporting Policy (SEC Rule 506). To facilitate meeting these self-reporting obligations, each employee is required to disclose any disciplinary history or any matter that may lead to or qualifies as a disqualifying event on the employee’s employment application for a position with BlackRock and has an ongoing affirmative duty to inform Legal & Compliance promptly if the employee becomes the subject of any disciplinary action, an actual or potentially disqualifying event, or is charged with a crime.

From time to time, employees may become parties to, or witnesses in, litigation or other legal proceedings. An employee should advise the General Counsel, or the General Counsel’s designee, if the employee becomes involved in, or is threatened with, any litigation or administrative investigation or proceeding relating to the employee’s employment or duties with BlackRock or previous activities in the financial services industry. Employees should also refer to BlackRock’s Global Litigation Policy.

5.4.

Contact by Regulators

Since the financial services industry is highly regulated, there is frequent contact between BlackRock and its regulators. If a BlackRock employee receives an inquiry from a government official (for example, a representative of the SEC, CFTC, OCC, NFA, NYSE, FINRA, FCA, MAS, or local, state, or federal attorney general or other department) whether by telephone, email, letter or office visit, the employee should immediately inform such official that BlackRock’s Policy is to refer all such inquiries to Legal & Compliance. The employee should then promptly refer such inquiry to the General Counsel, CCO, or another member of Legal & Compliance.

1

For example, Regulation D, which requires compliance with Rule 506 of the U.S. Securities Act of 1933 (the “Bad Actors Rule”).

5.5.    Charitable Contributions

The Global Charitable Contribution Policy applies to employees and to charitable contributions made by a: (i) business/department at its sole discretion or at the request of a client/third-party; (ii) client/third-party at the request of BlackRock or a BlackRock employee or CWK; or (iii) BlackRock employee or CWK on a personal basis (i.e., the charitable contribution is not expensed back to BlackRock) and where the charitable contribution is resulting from the BlackRock employee or CWK’s professional relationship with a client or third-party. Charitable contributions that meet these requirements – and are therefore subject to the Global Charitable Contribution Policy – require pre-approval from the employee’s Director-or-above manager, the employee’s COO, and Compliance. All other charitable contributions do not require pre-approval. For example, a charitable contribution made by an employee on a personal basis and where the contribution has not resulted from the employee’s professional relationship with a client/third-party does not require pre-approval.

5.6.

Media Policy

BlackRock’s Policy regarding media contacts is set forth in its Media Policy, under which all media inquiries regarding BlackRock should be referred to the Corporate Communications Group. Any employee who receives such an inquiry from the media regarding BlackRock should inform the caller that BlackRock’s Policy is to refer all media inquiries to Corporate Communications, and the employee should make no comment.

5.7.

Social Media

The use of social media (e.g., blogs, social networking sites) for business purposes by financial firms such as BlackRock is considered communication with the public and is subject to applicable rules, including content standards, supervision, and recordkeeping requirements. As a result, BlackRock’s Global Use of Social Media Policy provides detailed guidance for the use of social media for BlackRock business purposes and outlines the parameters for how and when the firm uses social media, as driven by business needs.

Employees must be authorized by the firm to use social media to communicate regarding BlackRock content. Only users authorized by the firm are permitted to distribute BlackRock content using social media. Please refer to the Corporate Information Security and Acceptable Use of Technology Policy for additional requirements pertaining to an employee’s use of BlackRock technology.

5.8.

Trademarks, Copyrights and Patents

BlackRock and others create, use, and own trademarks and service marks, copyrights, and patents (collectively known as “intellectual property”). Intellectual property rights are valuable assets, and their creation, use, and ownership are subject to US and non-US laws, including laws that establish how intellectual property is protected. Legal & Compliance should be consulted with any questions or issues relating to intellectual property matters.

6.

Investment Management

6.1.

Global Investment and Trading Allocation Policy

As discussed above, BlackRock, as an investment adviser, is a fiduciary to each of its clients. Accordingly, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. Nevertheless, because BlackRock acts as investment manager for many clients, BlackRock will frequently be in the position of acquiring or selling the same securities for more than one client account at the same time. A potential conflict may arise in cases where portfolio managers manage multiple accounts with similar investment objectives that have different fee arrangements (e.g., hedge funds and mutual funds). In these situations, a potential conflict of interest may arise if the portfolio manager directs more favorable investment opportunities to the higher fee account. As a result, when BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving inappropriate preferential treatment. To this end, BlackRock has adopted a Global Investment and Trading Allocation Policy that governs the fair and equitable allocation of investment opportunities among client accounts over time.

6.2.

Trade Revisions

Decisions to revise initial allocations of trades and the reasons for the trade revisions should be documented as set forth in the Global Reallocation Procedures. All trade reallocations must be reviewed with Legal & Compliance, and in some cases the Portfolio Compliance Group (“Portfolio Compliance”), for appropriate action. In most cases, transactions that have settled in an account cannot then be allocated to another account post settlement. Any potential error accommodation resulting from an operating event must be handled in accordance with the Global Error Accommodation Policy.

For all BlackRock Mutual Funds, BlackRock Closed-End Funds and iShares trading errors must be addressed as provided in the BlackRock US and Canada Valuation Procedures. Under no circumstances may commission sharing be used to correct trading errors.

6.3.

Transactions with Affiliates

The Securities Laws, ERISA, and other federal law and regulation restrict and, in some circumstances, prohibit BlackRock from effecting or engaging in transactions in which an affiliated party, including a BlackRock advised account has an interest. Critical to the analysis of these transactions is whether the affected BlackRock client is a registered investment company, an ERISA account or a non-ERISA separate account or private fund and whether the transaction will happen during the initial offering of a security or in the secondary market and whether the transaction is a principal or an agency trade. Transactions with affiliated parties subject to special requirements include, but are not limited to:

"

Cross Trades

"

Transactions with portfolio affiliates

"

Transactions with affiliated underwriters

"

Executions through affiliated brokers

Please contact Legal and Compliance for specific guidance on transactions regarding affiliated parties.

6.4.

Information Barriers

The Global Material Nonpublic Information Barrier Policy governs the receipt and handling of MNPI by BlackRock and sets forth the basic requirements relating to, and the appropriate controls around, the use of such information in accordance with other BlackRock policies and applicable law. MNPI must be carefully safeguarded from misuse or misappropriation as described in the Policy. In addition, MNPI may only be shared with individuals who have a need to know the information and should only be shared with the smallest audience necessary. Individuals may not request MNPI for which they do not have a need to know.

6.5.

Expert Networks

BlackRock portfolio managers may use paid experts in a variety of ways to assist the investment process. However, paid experts who have relationships with public or private companies outside of BlackRock are a potential source of MNPI, which can give rise to concerns about insider trading. For this reason, BlackRock has adopted a Global Expert

Networks Policy, which establishes the protocol for engaging and utilizing expert networks. Any employee that suspects that they may have received MNPI from an expert network must promptly contact Legal & Compliance.

6.6.

Order Execution

The Global Execution and Order Placement Policy governs BlackRock’s obligation to comply with best execution obligations that apply to BlackRock regulated entities that execute client orders and BlackRock’s decisions to deal on behalf of its clients in those entities’ jurisdictions. Although the terminology used may vary across jurisdictions, this is the obligation to seek to obtain consistently over time (and not in relation to every single order) the best possible result when executing clients’ orders.

BlackRock may accept direction from clients or agree to limitations with respect to BlackRock’s discretion as to which brokers or dealers are to be used and what commissions are to be paid. Typically, in return for the brokerage commissions from such transactions, the broker or dealer provides services directly to the client or pays certain expenses of the client. These types of arrangements are commonly referred to as “directed brokerage arrangements”.

6.7.

Use of Commissions / Payment for Research

The Global Payment for External Research Services Policy (formerly Global Use of Commissions Policy) governs the arrangements for payment of external research services supplied by broker-dealers and independent research providers. Subject to BlackRock’s fiduciary duty to its clients and to the extent permitted under local regulation, the firm may pay for eligible services with either client commissions via client commission arrangements or with BlackRock’s own resources. In accordance with the Markets in Financial Instruments Directive (“MiFID II”), BlackRock has elected to pay directly from its own resources for external research costs related to MiFID II-impacted funds and client accounts and not use mechanisms funded by client assets.

6.8.

Section 13 Reporting

Section 13 of the 1934 Act (“Section 13”) requires BlackRock to file certain reports with the SEC in connection with the equity securities of reporting companies held in client accounts over which BlackRock exercises dispositive and/or voting authority. The specific requirements of Section 13, and the procedures followed by BlackRock to meet these requirements, are set forth in BlackRock’s Section 13 Reporting Policy.

6.9.

Short Sales (Regulation M Rule 105 Compliance)

Rule 105 of Regulation M under the 1934 Act generally prohibits BlackRock from purchasing in a secondary or follow-on public offering of equity securities if the firm sold short the security that is the subject of the offering within five business days before the pricing of such offering (the “Restricted Period”). The Regulation M Policy governs BlackRock’s compliance with these requirements.

6.10.

Political Intelligence Firms

Political intelligence firms provide information or analysis about fiscal or monetary policy decisions, legislative developments, or regulatory actions that may impact certain sectors of the economy and/or particular companies or clients, for a fee. Access to these firms may be a potential source of MNPI under applicable securities laws in the U.S, inside information, or the equivalent in the other jurisdictions in which BlackRock operates. The Global Political Intelligence Firms Policy establishes a protocol for engaging and utilizing U.S. based political intelligence firms by individuals involved in the investment decision-making process for client portfolios.

6.11.    Long / Short Strategy

Potential conflicts of interest may arise when portfolio managers manage multiple accounts and sleeves consisting of funds, portfolios, and segregated accounts where a long/short strategy may be managed alongside a long only strategy (“side-by-side management”). BlackRock recognizes that conflicts may result from side-by-side management including, but not limited to, front running, where differences between accounts could cause the appearance of a portfolio manager or team favoring one account, or set of accounts, over others. The Global Long / Short Policy governs how BlackRock manages potential conflicts arising from side-by-side management.

6.12.

Crossing

Opportunities for crossing occur when the investment decision for one portfolio with respect to a security differs from an investment decision for another portfolio with respect to the same security, resulting in buy and sell orders. By crossing such buy and sell orders, BlackRock may achieve trading efficiencies and savings for the benefit of clients. Because BlackRock is making the investment/trading decisions, and determining the price at which the buy and sell orders would be executed for both clients, it is important that any potential conflicts of interests are mitigated appropriately. In addition, pricing of cross transactions must follow applicable Policy requirements (e.g., last sale price, three bids/offers, etc.). The Global Crossing Policy governs BlackRock’s crossing and netting policies and practices.

6.13.

US Treasury Regulations

BlackRock participates, from time to time, in auctions of US Treasury bills, notes and bonds conducted by the US Treasury. Bidding in these auctions is regulated by the US Treasury and the Federal Reserve Bank of New York and is subject to certain limitations and requirements in connection with any bids that BlackRock may submit on behalf of itself or its clients. The US Treasury Auction Policies and Procedures cover all employees who in connection with their regular employment at BlackRock participate in making decisions or obtain knowledge of BlackRock’s participation in US Treasury auctions.

6.14.

Proxy Voting

In many instances, BlackRock is required by law or contract to vote proxies on behalf of its investment advisory clients. Under applicable law, which may include the Advisers Act and/or ERISA, BlackRock owes its clients certain fiduciary duties, including when it votes proxies. Where BlackRock votes proxies on securities held in portfolios that it manages , it does so in accordance with the BlackRock Investment Stewardship Global Principles, which set forth BlackRock's position on various routine and non-routine proxy proposals. Proxy voting decisions are informed by market-specific voting guidelines and company-specific circumstances. BlackRock may authorize clients invested in eligible pooled funds to select and, in some cases, implement a proxy voting policy for securities in such funds reflecting a pro-rata share of their holdings of the fund. Whether proxies for securities held in pooled funds are voted in accordance with a BlackRock policy or a policy selected by a client, they must be voted in the economic interests of the fund.

A copy of BlackRock’s market-specific proxy voting guidelines may be contained or linked in the applicable BlackRock disclosure document, such as Part 2 of BlackRock’s Form ADV. BlackRock will provide to any client, on request, information regarding how BlackRock voted in accordance with its proxy voting guidelines and/or a copy of the relevant, market-specific BlackRock proxy voting guidelines.

6.15.

Portfolio Compliance

BlackRock has developed an automated compliance process to manage client accounts in accordance with their guidelines and applicable regulatory requirements. Portfolio Compliance is responsible for entering the applicable guidelines and restrictions into BlackRock compliance systems as part of the account set-up process and for monitoring them daily. The compliance system is coded based on a new account memo that must be completed by the Client Business (“CB”) for each new client account. To facilitate compliance with applicable client and regulatory guidelines, Portfolio Compliance provides reports to Investments and other groups that contain warnings about potential guideline issues. In connection with the responsibilities of Portfolio Compliance, BlackRock has adopted the Portfolio Compliance Policy and Procedures. Certain client accounts (e.g., Aperio, accounts managed by third- party advisors) do not use Aladdin for trading. As a result, those accounts are subject to separate compliance processes and fall outside Portfolio Compliance responsibilities.

6.16.

Portfolio Pumping and Window Dressing

BlackRock’s portfolio managers are prohibited from engaging in “portfolio pumping” or “window dressing.” Although these practices are typically associated with funds, this prohibition applies to all client accounts. “Portfolio pumping” generally refers to a practice whereby at the end of the period when a fund’s holdings are publicly disclosed, a portfolio manager makes additional purchases of securities already held by the fund in an attempt to increase the value of the security, thereby superficially enhancing the fund’s performance for that reporting period.

“Window dressing” generally refers to a practice whereby a portfolio manager adds favorable or removes unfavorable securities to/from a fund portfolio just before the date as of which the fund must make its holdings public. This practice is designed to lead investors to believe that the manager picked the favorable and avoided less favorable securities during the period covered by the report. Portfolio Compliance is responsible for monitoring for window dressing. Portfolio managers are ultimately responsible for not engaging in this practice.

7.

Products and Clients

7.1.

General Fiduciary Duty

US law imposes on BlackRock, as an investment adviser, a fiduciary duty toward its clients. BlackRock's fiduciary duty includes, among other things, a duty of honesty, loyalty, and good faith, to act solely in the best interests of its clients and to make full and fair disclosure to its clients. While BlackRock’s obligations as a fiduciary must guide all its relations with its clients, certain rules and regulations apply to specific types of dealings by BlackRock with its clients. Some of the most important of these rules and regulations are discussed below.

7.2.

Registration, Licensing, and Testing Requirements

Depending on an employee’s activities at BlackRock, the employee may require a particular regulatory license. Generally, licensing requirements arise most often for employees involved in the sale of securities and/or commodities, employees supervising employees involved in the sale of securities and/or commodities or employees involved with the activities of BlackRock’s non-US subsidiaries.

BlackRock has adopted a US Registration Policy, which provides guidance on US registration requirements. In addition to completing a registration application, appropriate licensing may also require completion of an industry- sponsored examination or education program. Under these circumstances, Legal & Compliance can assist the applicant with enrolling in a course or obtaining the necessary self-study materials. If an employee is uncertain about the need for a regulatory license to carry out employment responsibilities, the employee should seek guidance from the CCO or their designee. Once registered, employees may have additional responsibilities to maintain their licenses in good standing, including:

i.

periodic regulatory continuing education;

ii.

periodic internal training;

iii.

supervision obligations; and

iv.  timely updating of registration application information, including changes of name, changes of address and disciplinary disclosures.

BlackRock has adopted the Senior Managers & Certification Regime Policy, EMEA Knowledge and Competency Policy and BAMIL Fitness and Probity Policy. These policies establish how BlackRock satisfies knowledge and competency related regulatory requirements in EMEA. BlackRock employees who conduct certain regulated activities or are of a certain seniority level are required to go through Fitness and Propriety attestations to ensure they possess the skills, knowledge, and expertise necessary to undertake such roles in accordance with applicable regulations.

In APAC, licensing and registration requirements are described in the respective country Compliance manuals and local procedures. Legal & Compliance should be consulted for detailed guidance.

7.3.

Marketing Materials

Each jurisdiction has advertising regulations that govern the way BlackRock promotes itself and its products and services to existing and prospective clients and investors. BlackRock has adopted policies and procedures to set forth the requirements relating to the creation, approval, and use of marketing materials, including the Global Marketing Materials Policy and Approval Procedures and the regional marketing materials content guidelines. In addition, relevant businesses have implemented business operating procedures as a control framework for adhering to these policies and procedures. These policies and procedures apply equally to information in printed materials and those posted on a website or distributed electronically.

BlackRock employees are reminded that while certain communications may not be considered marketing materials or be subject to advertising regulations, all communications are subject to securities laws and related rules requiring that BlackRock’s external communications be complete, accurate, clear, fair and balanced, and not misleading. For additional information consult the Global Communications Policy, which provides a framework for written communications as it relates to BlackRock business activities.

BlackRock employees are further reminded that marketing materials may be subject to the approval requirement by the BlackRock Publications Committee. Employees should contact the Publications Committee ( PublicationsCommittee@BlackRock.com) for questions on whether a publication is subject to the approval requirement of the Publications Committee.

7.4.

Advisory Agreements with BlackRock’s Investment Advisers

Prior to opening every new account, the client and BlackRock must execute an investment advisory agreement.

As a general practice, BlackRock, to the extent possible, will use its standard forms of investment advisory agreements. BlackRock generally has two standard forms of agreement for separate account clients – one to be used for ERISA clients and one for non-ERISA clients. For the Sub-Advised Funds, the form of investment advisory agreement will typically be provided by the client. Separate accounts are subject to the Advisers Act, and Sub- Advised Funds are subject to the 1940 Act, and their investment advisory agreements must contain certain specific provisions. All proposed investment advisory agreements, including agreements for separate accounts and the Sub- Advised Funds, must be reviewed and approved by a member of Legal & Compliance before they are executed.

For retention and safekeeping, executed agreements should be retained by the business. Contact the Records Governance team in Compliance with any retention related questions.

Generally, only authorized Managing Directors or their designees should sign such agreements. Proposed modifications to the legal terms of advisory agreements, whether made through formal amendments or informal correspondence to/from clients, should be reviewed and approved by Legal & Compliance. Amendments that contain material changes generally should be signed by a Managing Director or other designated person authorized to sign agreements; other non-material amendments (such as those only modifying investment guidelines) may be signed by a Managing Director or their designee in the relevant CB unit. CB is responsible for satisfying all the client reporting and notification requirements contained in investment advisory agreements.

7.5.

Form ADV

Form ADV, the form used by advisers to register with the SEC, is required to be updated at least annually, within 90 days of an adviser’s fiscal year end. In addition, Form ADV must be updated promptly if certain material changes occur during the year. Global Financial Reporting is responsible for updating and filing BlackRock’s Forms ADV with the SEC and for making any requisite notice filings with the states.

Each time BlackRock’s Form ADV is updated, it will be distributed by Global Financial Reporting to CB, and all former versions (other than those held by Legal & Compliance for purposes of BlackRock’s recordkeeping requirements) should be discontinued for use. The delivery and offer requirements with respect to Part 2 of Form ADV are discussed in the following section of this Manual.

“Brochure Rule”

The Advisers Act requires that Part 2A of BlackRock’s Form ADV (the “Brochure”), or a wrap fee program brochure (in the case of a wrap fee program sponsored by BlackRock), and applicable Part 2B "brochure supplements" (which contain, among other things, biographical information of certain BlackRock investment personnel who provide advisory services to clients), be provided to each new client of a BlackRock registered investment adviser (“RIA”) by the time the RIA and the particular investment personnel begin providing advisory services to the client. CB is responsible for such delivery of the applicable RIA’s Part 2A and the relevant brochure supplements of BlackRock’s Form ADV to new institutional clients, and the Investments’ Retail SMA Correspondence Team is responsible for delivery of such documents to new wrap fee program clients. The Advisers Act also requires that clients receive or be offered updates of the Part 2A Brochure (or wrap fee program brochure, if applicable) periodically. Accordingly, BlackRock offers or delivers a current copy of Part 2A of its Form ADV Brochure (or wrap fee program brochure, if applicable) at least annually to each of its RIA advisory clients. In addition, BlackRock must promptly deliver to clients any amendments to the Form ADV that materially change the disclosure of disciplinary events or information. CB (and Investments’ Retail SMA Correspondence Team in the case of a wrap fee program) is responsible for delivering the updated (or offer of the updated) Part 2A Brochure and the brochure supplements and keeping a record of all offers and/or deliveries made. Because the BlackRock organization has several distinct registered investment advisers and several separate Form ADVs, it is important to consider which Form ADV the new or existing client should receive or be offered. Copies of the Part 2A, wrap fee program brochure and the brochure supplements of BlackRock Forms ADV may be obtained from Global Financial Reporting.

7.6.

Solicitation Arrangements and Referral Fees

All arrangements with third parties involving endorsement activities under Rule 206(4)-1, including where the third- party Promoter endorses BlackRock when engaging prospective clients, or conversely where BlackRock endorses third-party advisers, must be memorialized in a written agreement.

All such agreements must be reviewed by Legal & Compliance prior to execution. In accordance with Rule 206(4)-1 under the Advisers Act, all clients that have been referred to an adviser for a fee through such endorsement activities must receive from the third-party Promoter a solicitation disclosure statement identifying the third-party Promoter and describing the arrangement, the Promoter’s services, compensation and any affiliation with the adviser.

In instances where BlackRock is the adviser, the third-party Promoter is responsible for distribution and collection of the Promoter disclosure statement. In instances where BlackRock is the Promoter, BlackRock is responsible for distribution and collection of such document. In both instances, there shall be policies and procedures in place to ensure compliance with applicable regulations.

7.7.

Custody

BlackRock generally does not have physical custody of its clients' assets. However, BlackRock in certain circumstances may have access to clients’ funds or securities which would result in it having ‘constructive’ custody under SEC rules. For example, BlackRock may be permitted by a client to deduct its advisory fees directly from the client’s account(s) by sending invoices directly to the respective custodians of those accounts. Further, BlackRock may be deemed to have custody of certain private funds for which it serves as managing member or general partner. In those instances, BlackRock must comply with specific requirements established by the SEC. These requirements are set forth in BlackRock’s Custody Policy and Procedures.

The BlackRock Funds are not subject to these requirements but must comply with the requirements of the 1940 Act with respect to custody of their assets.

7.8.

Customer Complaints

Notwithstanding regional differences, a customer complaint is generally defined as any written or oral expression of dissatisfaction from a customer, or any person acting on behalf of a customer, involving the activities of BlackRock, its registered subsidiaries, or any of their respective employees (“Customer Complaints”). BlackRock personnel should escalate potential Customer Complaints and should not attempt to respond to or settle complaints or disputes on their own. The firm must timely respond to Customer Complaints, and certain matters may require regulatory reporting. Please refer to the U.S. Customer Complaints Policy, EMEA Complaints Policy and its Supplementary Annex, APAC Complaints Policy and Procedures, or Canada Complaint Policy and Procedures as applicable for further information on Customer Complaint reporting and handling requirements.

7.9.

Privacy

BlackRock is committed to safeguarding personal information (“PI”) and processing PI in line with all applicable privacy and data protection laws. Most country privacy and data protection laws are based on a common set of standards which are reflected in the Global Privacy and Data Protection Policy through the BlackRock Privacy Principles, which are the minimum standards that must be applied by all staff when processing PI:

"

Privacy Principle 1 – PI must be processed lawfully, fairly, and in a transparent manner;

"

Privacy Principle 2 – PI must be collected only for specified, explicit, and legitimate purposes;

"

Privacy Principle 3 – PI must be adequate, relevant, and not excessive;

"

Privacy Principle 4 – PI must be recorded accurately and, where necessary, kept up to date;

"

Privacy Principle 5 – Appropriate measures must be in place to prevent PI from unauthorized or unlawful processing and against accidental loss, destruction, alteration, unauthorized disclosure, or access to PI;

"

Privacy Principle 6 – PI must be retained only for as long as necessary for the purpose for which it is processed;

"

Privacy Principle 7 – PI must be processed in accordance with Individuals’ rights; and

"

Privacy Principle 8 – PI must be transferred only when appropriate steps have been taken to safeguard the PI and/or meet any cross border PI transfer obligations.

Privacy and data protection must be considered at the design phase of any new system, service, product or process that involves PI and then as any use or other processing of that PI changes throughout its lifecycle. Advice should be sought from Group Privacy in relation to any proposed new collection or other processing of PI. Any request from an individual wanting to exercise their privacy and data protection rights should be escalated immediately to Group Privacy at GroupPrivacy@BlackRock.com who manages all such requests.

A PI security breach occurs when PI is subjected to (or there is a reasonable suspicion that it is subjected to) unauthorized access, collection, use, alteration, disclosure, or destruction. The incident may be the result of an inadvertent or a deliberate action and may potentially affect one or more individuals. PI security breaches are not limited to incidents occurring as a result of actions of BlackRock or BlackRock staff but extend to the acts of BlackRock third party service providers with whom BlackRock has shared PI. All potential PI security incidents must be reported to InformationSecurity@BlackRock.com as well as to Group Privacy at PrivacyIncident@BlackRock.com.

7.10.

Participating Affiliate Arrangements

Within the guidance set forth under applicable law, the relevant no-action letter(s) and related SEC staff guidance, registered investment advisers are permitted to access the services of unregistered affiliates under prescribed conditions (“participating affiliates”). With respect to certain of the BlackRock open-end funds, BlackRock Advisors (UK) Limited (“BALUK”) is a participating affiliate of BFA and BlackRock Investment Management (Australia) Limited (“BlackRock Australia”) is a participating affiliate of BAL. With respect to certain of the Sub-Advised funds, BlackRock Japan Co., Ltd. (“BlackRock Japan”) and BlackRock Australia are participating affiliates of BIM. The prescribed conditions include, but are not limited to, the participating affiliate providing the SEC access to trading and other records, observing specific recordkeeping rules, submitting to jurisdiction of US courts and cooperating with the SEC as it relates to accounts advised or sub-advised by BFA BAL and BIM, for which BALUK, BlackRock Australia or BlackRock Japan, may provide services pursuant to the relevant participation agreement. New participating affiliates may be added from time-to-time, but only with pre-approval from Legal & Compliance.

7.11.

Foreign Wrapped Funds No Action Relief Policy

Pursuant to SEC guidance, a non-US investment company (a “Foreign Fund”) may invest in a US exchange-traded fund and/or open-end investment company registered under the 1940 Act (a “US Fund”) more than the prescribed limits set forth under Section 12 of the 1940 Act provided certain conditions are met. Each Foreign Fund will invest in the securities of a single US Fund. In addition to investing in the securities of a single US Fund, the Foreign Fund may hold only (i) foreign currency instruments for hedging and/or (ii) cash. The Foreign Wrapped Funds No Action Relief Policy includes additional detail on all requirements, as well as a list of the Foreign Funds which currently rely on relevant no-action relief. New Foreign Funds may be added from time-to-time, but only with pre-approval from Legal & Compliance.

8.

US Fund Policies

Various BlackRock advisers act as investment advisers or sub-advisers to the BlackRock Funds, the Private Funds, the BDCs, and the Sub-Advised Funds. The BlackRock Funds and BDCs are subject to regulation under the 1940 Act as well as the other Securities Laws, and the exchange traded funds (“ETFs”), the BlackRock Closed-End Funds, and the BDCs also are subject to regulation by NYSE, NYSE Arca, Inc., NASDAQ or other exchanges. Offers and sales of the Private Funds must be made in accordance with procedures designed to comply with the Securities Laws. Moreover, each BlackRock Fund is a legal entity separate from BlackRock and is managed under the oversight of its own Fund Board.

The 1940 Act, the Securities Laws (including the Sarbanes-Oxley Act of 2002) and the stock exchange listing obligations require BlackRock and the BlackRock Funds to adopt certain policies and procedures designed to ensure that the Funds operate in compliance with those laws. In addition, the BlackRock Funds must operate in the best interests of shareholders and without the appearance of a conflict of interest between BlackRock and such Funds. Accordingly, the BlackRock Funds, the BDCs, and, in certain instances, the Fund Boards of Directors have adopted policies and procedures, some of which are described in this section of the Manual. The policies and procedures applicable to the BlackRock Funds are described in greater detail in the BlackRock Funds, ETFs, and BDC Compliance Manual, which is available in the Policy Library. BlackRock also sub-advises numerous Sub-Advised Funds and in certain circumstances will be subject to the policies and procedures of the Sub-Advised Funds to the extent that they apply to BlackRock’s management. These Fund policies are in addition to the policies described above, which generally apply to US Funds. Unique provisions or policies not covered elsewhere in this Manual are described below. Any questions regarding compliance issues involving the BlackRock Funds, the BDCs, or the Sub-Advised Funds should be directed to the Funds’ CCO or another member of Legal & Compliance.

8.1.

Relations with Prospective Investors and Shareholders

Distribution of Portfolio Characteristics and Holdings

Information regarding the portfolio characteristics and holdings of the BlackRock Funds, like information regarding all of BlackRock’s advisory clients, is sensitive and generally must be held in the strictest confidence. However, from time to time, CB and US Wealth Advisory may provide portfolio holdings and characteristics to existing and prospective shareholders and other third parties (such as consultants, intermediaries and data providers). Any disclosure of this information must be made in a manner that ensures existing shareholders and prospective shareholders have equal access to such information and that third parties do not have access to such information more frequently than existing and prospective shareholders (unless such information is provided pursuant to a non- disclosure agreement). Accordingly, the BlackRock Funds and the BDCs have each adopted Portfolio Information Distribution Guidelines. In addition, many Sub-Advised Funds have adopted selective disclosure policies that are applicable to BlackRock.

Additionally, the BlackRock Closed-End Funds and BDCs are obligated under applicable Securities Laws and regulations to provide fair disclosure of material information to the public marketplace. Such information includes not only portfolio holdings and characteristics, but also any other material information such as earnings and dividend information, litigation, and other matters. As is the case with BlackRock, the BlackRock Closed-End Funds and BDCs are subject to Regulation FD (Fair Disclosure) and each fund has adopted a fair disclosure Policy governing how information regarding the fund may be disseminated. See also section 5.2 of this Manual for additional information on BlackRock’s Fair Disclosure Policy.

Use of Third-Party Classification Data

BlackRock makes use of information developed by third parties, such as Lipper and Morningstar, relating to portfolio analytics and data regarding investment style classification and related portfolio characteristics of BlackRock US-registered funds (the “Data”). For example, Lipper categorizes funds into style peer groups and Morningstar classifies funds into its proprietary “style box” system, based upon fund holdings. BlackRock has adopted a Policy Regarding Use of Third-Party Classification Data setting forth the manner and purposes for which BlackRock employees may use such Data to: 1) evaluate new product opportunities, develop and implement marketing strategies and materials and perform related evaluations and analyses for purposes of product development or marketing of BlackRock Funds; 2) provide required reports to the Boards of Directors/Trustees of BlackRock US-registered funds in connection with the Boards' oversight duties; and 3) evaluate investment performance or use in meetings with Fund Boards or clients. Portfolio management personnel may not use the Data, or any related analyses by BlackRock's Risk and Quantitative Analysis Group, for the purpose of making investment decisions designed to have a portfolio meet or fall within the criteria for third-party investment style classifications or categories.

Market Timing Policy/Excessive Short-Term Trading/Late-Day Trading

Market timing, excessive short-term trading and late-day trading are potentially harmful to the BlackRock open-end mutual funds and are therefore prohibited. Market timing generally is the practice of short-term buying and selling (or exchanging) of mutual fund shares in an attempt to exploit inefficiencies in mutual fund pricing. Excessive short-term trading involves frequent short-term buying and selling (or exchanging) of mutual fund shares. The BlackRock open-end mutual funds (other than the money market funds) are intended for long-term investors and are not designed for investors who engage in market timing strategies or excessive short-term trading. Late-day trading is the placing (as distinct from the processing or transmission) of orders to purchase, redeem or exchange shares after the time as of which the relevant BlackRock open-end mutual fund calculates its net asset value (such calculations are performed at the close of regular trading on the NYSE, generally 4:00 p.m. Eastern Time) to be filled at the portfolio’s net asset value calculated that same day. Late-day trading is unlawful and is not permitted under any circumstances. In order to detect and prevent potential occurrences of market timing, excessive short-term trading and late-day trading, the BlackRock open-end mutual funds (other than the money market funds) have adopted a Policy Regarding Certain Trading Activity in Shares of BlackRock Open-End Funds, which includes redemption fees, trade blocks, fair value pricing and obtaining underlying transaction data from omnibus accounts as means to attempt to prevent these inappropriate activities.

8.2.

Relations with Broker-Dealers and Other Financial Institutions

BlackRock and the respective distributor for the BlackRock Funds engage broker-dealers and other financial institutions to sell shares of the funds to their underlying clients and, in some instances, also to provide services to those clients after they become BlackRock Fund shareholders. Any financial arrangement between BlackRock and a financial institution that relates to the sale of shares of a BlackRock Fund to the clients of that financial institution or the servicing of those clients as shareholders of the funds must comply with the Securities Laws and be documented in a written agreement. In some instances, such agreements provide for the payment of fees out of Fund assets and may require Fund Board approval and specific disclosure in such BlackRock Fund’s prospectus or SAI. In other cases, such agreements require BlackRock to compensate a financial institution out of its own resources for administrative, shareholder service, distribution and marketing support or other services provided to Fund shareholders. Legal & Compliance must review any such written agreement before execution, including any amendments with fee increases.

8.3.

Matters Relating to Corporate Governance

Each of the BlackRock Funds is a separate legal entity having its own Fund Board. The 1940 Act, the Securities Laws and the NYSE, NYSE Arca, Inc., NASDAQ and Cboe BZE Exchange, Inc. listing obligations all impose requirements with respect to corporate governance for registered investment companies. Consequently, the BlackRock Funds have adopted several policies in response to these requirements. While these policies have corollary policies at BlackRock, employees should be aware that separate Fund Policies exist governing:

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Fund Senior Officer Code of Ethics (see, Code of Ethics for Chief Executive and Senior Financial Officers);

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Fund Auditor Independence (see, Auditor Hiring Policy); and

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Fund Communications from BlackRock closed-end fund Investors (see, Nominating Procedures and Shareholder Communications with Board Members).

9.

Legal Issues

9.1.

Agreements

BlackRock's diverse business requires that from time-to-time contracts must be executed with third parties, including among others, a variety of vendors and service providers. Virtually every agreement that BlackRock signs contains legal obligations, representations and undertakings that may have a significant impact on BlackRock's business.

Whenever a third-party service is required or being considered, a Coupa request needs to be submitted to initiate the sourcing, risk and approval processes. Upon submission of the request, the appropriate internal BLK sourcing group

(Sourcing and Vendor Management, Index and Data Solutions or Global Provider Strategy) will be brought in to review the request and the initial inherent risk classification determined. The sourcing groups will bring in the relative internal parties (i.e., Risk and Quantitative Analysis (RQA), including applicable Risk Partners involved in the risk assessment process, and Legal) as applicable to finalize the engagement including any associated terms, conditions, fees and deliverables.

Prior to finalization of the contract for high inherent risk relationships, the service or product being considered must undergo the RQA Third Party Management risk assessment process. Upon finalization of the contract, all contractual and spend approvals must be captured in Coupa by all relative involved parties (i.e., Sourcing, Legal, RQA, Business) before the contract is executed by an approved Managing Director or Delegate. Once all approvals and a fully executed contract have been completed, the contract is attached to the Coupa request, the request turns into a purchase order and is then sent to the third party so work can commence.

Additional information can be found in the BlackRock Sourcing and Vendor Management Policy and RQA Global Third Party Risk Management Policy.

9.2.

Use of Outside Counsel

In the interest of obtaining the most cost-effective and efficient use of outside legal services by BlackRock, BlackRock has established a Policy for engaging and managing outside counsel. Legal is responsible for managing BlackRock’s use of law firms. Employees must consult with Legal before using a law firm for any matter, so that Legal can assist with obtaining the appropriate legal services, in line with BlackRock’s Terms of Business. In addition, all bills from law firms must be sent to and be approved by Legal before payment can be made. Employees should also refer to BlackRock’s Policy on Use of Outside Counsel.

10.

Non-US Activities

BlackRock has substantial non-US business and activities. These activities include marketing and managing products outside of the United States, establishing non-US offices, obtaining licenses, or claiming exemptions from licenses, in various jurisdictions and entering into numerous contractual relationships with non-US entities. Due to these wide- ranging activities, BlackRock’s non-US operations may result in the need to register with regulatory authorities in a particular jurisdiction, comply with local laws or seek permission to engage in certain business activities. Prior to engaging in any new initiatives or activities outside the United States (including but not limited to, engaging in cross border regulated activity or entering into investment advisory agreements with non-US persons), employees should consult with Legal & Compliance so that the impact on BlackRock of the relevant jurisdiction’s laws and regulatory requirements can be analyzed.

The policies and procedures described apply broadly to all employees throughout BlackRock. However, each country and jurisdiction where BlackRock conducts business has its own rules and regulations and BlackRock employees working in these locations must be fully aware of the policies and procedures that apply to them. Often it is the case that these local policies and procedures will apply in addition to those detailed in this Manual. However, in certain circumstances local requirements must be adhered to instead of those requirements described herein. Employees located outside the US may receive separate manuals or policies relevant to the business conducted at such location, which may differ from the policies described herein. In the event of any conflicts between the Manual and local law, regulation or policies, Legal & Compliance will determine which shall govern based on the facts and circumstances of the conflict.

11.    Compliance Responsibilities

As noted above, the ultimate responsibility for meeting compliance requirements rests with the BlackRock employees involved in the activities. Questions relating to any matter covered in this Manual or any other legal or compliance issue should be directed to Legal & Compliance.

Upon hire and on an annual basis thereafter as a part of mandatory annual compliance training, all employees are required to acknowledge that they have been given access to BlackRock policies and procedures available in the Policy Library, available via 1BLK, and that the employee has an ongoing responsibility to be aware of, read, and comply with the policies applicable to the employee, given the employee’s region, role, and line of business.

Employees should be mindful that regulations evolve and are advised to seek out information and advice from Legal & Compliance in the business areas in which they deal. BlackRock policies may be amended from time to time and accordingly, employees should refer to the versions contained in the Policy Library when considering specific questions relating to one of BlackRock’s policies. Similarly, any new policies and procedures will be published in the Policy Library, irrespective of whether they are discussed in this Manual.

Compliance with the policies and principles set forth in this Manual is mandatory, and any violation by BlackRock personnel may be cause for significant sanctions, including termination of employment.

12.

Definitions

1933 Act – the Securities Act of 1933, as amended.

1934 Act – the Securities Exchange Act of 1934, as amended.

1940 Act – the Investment Company Act of 1940, as amended.

Advisers Act – the Investment Advisers Act of 1940, as amended.

BES – BlackRock Execution Services.

BFA – BlackRock Fund Advisors.

BRIL – BlackRock Investments, LLC.

BTC – BlackRock Institutional Trust Company, N.A.

BlackRock Closed-End Funds – the closed-end investment companies registered under the 1940 Act for which BlackRock acts as the investment adviser, not including third-party investment companies for which BlackRock serves as sub-adviser.

BlackRock Mutual Fund – singularly or collectively as the context requires, each open-end investment company registered under the 1940 Act for which BlackRock acts as investment adviser, not including iShares and third-party investment companies for which BlackRock serves as sub-adviser.

BlackRock Fund/Funds – BlackRock Mutual Funds, BlackRock Closed-End Funds and iShares.

CB – BlackRock’s Client Business.

CCO – the person appointed by BlackRock (or in the case of a BlackRock Mutual Fund, BlackRock Closed-End Fund, or iShares by the Board of such fund) as its Chief Compliance Officer and who is responsible for BlackRock’s (or such fund’s) regulatory compliance. Where the context provides, the term CCO may include the CCO or the CCO's designee.

CFTC – the Commodity Futures Trading Commission.

Commodities Act - the Commodity Exchange Act, as amended.

Collective Trust Fund – a Common Trust Fund maintained by a bank exclusively for the collective investment and reinvestment by a bank in its capacity as a trustee, guardian, administrator or other fiduciary capacity.

ERISA – the Employee Retirement Income Security Act of 1974, as amended.

FCA – the Financial Conduct Authority, the primary regulator of the financial services industry in the United Kingdom.

FINRA – the Financial Industry Regulatory Authority.

Fund Board – a board of directors or board of trustees, as appropriate, for a BlackRock Fund.

General Counsel – BlackRock’s chief legal officer.

Investments – BlackRock’s Investment Strategies Group.

iShares – Exchange-traded funds for which BlackRock serves as investment advisor.

Manual – this Compliance Manual, as it may be amended from time to time.

MAS – Monetary Authority of Singapore

NFA – the National Futures Association.

NYSE – the New York Stock Exchange.

OCC – Office of the Comptroller of the Currency.

Portfolio Compliance – BlackRock’s Portfolio Compliance Group.

Private Funds – means privately placed investment funds not registered with the SEC pursuant to exemptions under applicable securities laws.

SAI – the Statement of Additional Information of a registered investment company (mutual fund) or a closed-end fund.

SEC – the Securities and Exchange Commission.

Sub-Advised Funds – means third-party funds registered under the 1940 Act that are sub-advised by BlackRock.

Treasury – the US Department of Treasury.

Securities Laws – the 1940 Act, the Investment Advisers Act, 1933 Act, the 1934 Act, the Sarbanes-Oxley Act of 2002 and other federal securities laws applicable to BlackRock, the BlackRock Funds and/or the Private Funds.